EXHIBIT 10.24

SEVERANCE AND NON-COMPETITION AGREEMENT

This Severance and Non-Competition Agreement (“Agreement”), dated as of                         , 2004, is by and between HealthTronics Surgical Services, Inc., a Georgia corporation (“HealthTronics”), and Ted S. Biderman (“Biderman”).

RECITALS

WHEREAS, in connection with the merger of Prime Medical Services, Inc., a Delaware corporation (“Prime”), with and into HealthTronics (the “Merger”), Biderman’s employment with HealthTronics will be terminated;

WHEREAS, Biderman has served as the Senior Vice President and General Counsel of HealthTronics pursuant to an Employment Agreement dated as of March 1, 2004 (as amended, the “Employment Agreement”);

WHEREAS, HealthTronics and Biderman agree that as part of the consideration for the Merger, it is in their mutual interests that, effective on the date the Merger is consummated (the “Effective Date”), the Employment Agreement be terminated, and the employment relationship severed, upon the terms and conditions provided in this Agreement (the “Severance”); and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Severance of Employment Agreement and Employment Relationship. Effective as of the Effective Date, HealthTronics and Biderman terminate the Employment Agreement and agree that the other shall no longer be bound by, and is released from, any and all of the terms, obligations and conditions contained in the Employment Agreement; provided, however, that Biderman shall be entitled to the rights set forth in Section 9(e) and (f) of the Employment Agreement as a result of the Merger (which, for the purpose of Section 9(e) and (f) of the Employment Agreement, Biderman shall be deemed to have terminated the Employment Agreement for Good Reason (as defined in the Employment Agreement) and a Change in Control (as defined in the Employment Agreement) shall be deemed to have occurred). Effective as of the Effective Date, Biderman agrees that, as a result of the Severance, Biderman irrevocably forfeits any rights to receive any future compensation for Biderman’s 2004 performance (including, without limitation, salary, incentive compensation and/or stock options) that Biderman may have been entitled to receive under the Employment Agreement. Effective as of the Effective Date, Biderman resigns, and HealthTronics hereby accepts such resignation, from any and all director, employment and officer positions, relations, and responsibilities that Biderman may hold or claim to hold with HealthTronics and any of HealthTronics’ subsidiaries and/or affiliates (collectively, including HealthTronics, the “Affiliated Entities,” and individually, an “Affiliated Entity”). Notwithstanding the foregoing, all stock option agreements between HealthTronics and Biderman and all obligations of HealthTronics thereunder shall remain binding and enforceable according to their terms after the Effective Date.

2. Severance Pay. As partial consideration for the Severance provided in Section 1.1, HealthTronics agrees to pay to Biderman $200,000 (the “Severance Pay”) on the Effective Date. The Severance Pay shall be tendered by HealthTronics in a lump sum, in immediately available funds or other payment form acceptable to Biderman, on the Effective Date. Biderman agrees that HealthTronics may, in HealthTronics’ sole reasonable discretion, withhold from the Severance Pay any applicable taxes in amounts consistent with the requirements under applicable law that are or may become owed by Biderman for payments required under this Agreement. Except as provided in Section 11(h), Biderman agrees to pay, and hold HealthTronics harmless from, any tax obligations of Biderman which are not satisfied by any amounts HealthTronics elects to withhold.

3. Payment/Benefits. In consideration for Biderman’s covenants and agreements contained herein, HealthTronics agrees to pay Biderman (a) $150,000, payable in immediately available funds or other payment form acceptable to Biderman, on the Effective Date and (b) $4,167 per calendar month (prorated for partial months), from the Effective Date until the third anniversary of the Effective Date. Notwithstanding anything in this Agreement to the contrary, HealthTronics shall have no obligation to make any payment under this Agreement if Biderman is in material breach of a material term of this Agreement.

4. Noncompetition. Subject to the other terms and conditions of this Agreement, for the period from the date hereof until three (3) years after the Effective Date (the “Non-Competition Period”), in consideration for the payments detailed in Section 2 and Section 3, Prime’s consummation of the Merger, and the agreement by HealthTronics to provide Biderman with access to Confidential Information (as defined below) of the Affiliated Entities from time to time, Biderman will not (unless authorized in writing by HealthTronics’ Board of Directors (the “Board”)):

(a) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee (engaging in the same or substantially the same services he previously provided to HealthTronics for any Restricted Business), consultant, agent, or independent contractor of, or lender to, any person or business, engage in any Restricted Business (as defined below) anywhere in the United States or Europe (provided that the passive ownership of less than 5% of the ownership interests of an entity having a class of securities that is traded on a national securities exchange or over-the-counter market is not a violation of this paragraph);

(b) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, request or advise any patient, physician, customer or any other person, firm, vendor, contractor, lessor, hospital, surgery center, corporation or other entity having a business relationship with any Affiliated Entity, to withdraw, curtail, or cancel its business with such entity or engage in any other activity that could reasonably be expected to have an adverse affect on the relationship such person or entity has with such entity;

(c) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by an Affiliated Entity as of the date hereof, any client, account or location of an Affiliated Entity; or

(d) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, solicit for employment, or engagement as an independent contractor, or for any other similar purpose, any person who was in the twelve month period preceding the solicitation or is at the time of the solicitation, an employee of any Affiliated Entity, or any entity related to any of them.

As used in this Agreement, the term “Restricted Business” means the business engaged in by Prime or HealthTronics as of the Effective Date.

5. Confidentiality of Information. HealthTronics has previously disclosed to Biderman from time to time trade secrets and other Confidential Information and will continue to disclose such Confidential Information to Biderman. Biderman will not directly or indirectly, acting alone or in conjunction with others, disclose to any person or other entity any Confidential Information. “Confidential Information” shall include all confidential and proprietary information of the Affiliated Entities, including, without limitation, all trade, technical or technological secrets, any details of organization or business affairs, any names of past or present customers of any Affiliated Entities, any processes, services, compensation and other employment practices, research, pricing practices, price lists and procedures, purchasing, accounting, engineering, manufacturing, production, operations, organization, finances, marketing, customer lists, blueprints, product specifications, any other information, method, technique or system, or any other confidential or proprietary information relating to the business of any Affiliated Entities. Notwithstanding the foregoing, Confidential Information shall not be deemed to include any information which (a) is or becomes generally available to the public or known by a knowledgeable person in the industry (except as a result of Biderman’s breach of this Agreement) or (b) is or becomes lawfully available to Biderman on a non-confidential basis from a third party without, to Biderman’s knowledge, breach by that third party of any obligation of confidence concerning that Confidential Information. Nothing herein shall prevent disclosure of any Confidential Information if, upon the advice of counsel, Biderman is compelled to disclose such Confidential Information, provided that Biderman provides notice of any such compelled disclosure so that HealthTronics may seek a protective order or confidential treatment.

6. Non-Disparagement. Biderman hereby covenants and agrees that Biderman shall, at all times hereafter, refrain from making or implying any derogatory or negative references, statements or allusions concerning any of the Affiliated Entities, their officers, agents and employees, or their respective businesses or business activities, except for statements made under oath in any legal process.

7. Release. Effective on the Effective Date, Biderman hereby releases and discharges HealthTronics and its directors, officers, agents and employees, individually and collectively (the “Release”), of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the Effective Date. Without limiting the generality of the foregoing, Biderman hereby acknowledges and agrees that the Release is intended to waive and discharge any and all actions, claims, demands and causes of action arising out of or in any way related to Biderman’s employment by any Affiliated Entity. The foregoing provisions do not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement. The Release is intended to be and should be construed as a general, complete and final waiver and release of all claims. The Release is being made and executed by Biderman individually and on behalf of Biderman’s heirs, successors, assigns, agents, and all persons subrogated to Biderman’s rights or to whom Biderman’s rights are secondary or derivative. Notwithstanding anything to the contrary in this Agreement, in no event shall Biderman be deemed to have released HealthTronics or any of its Affiliated Entities or any of their respective successors in interest, from any obligation to indemnify Biderman in his capacity as an officer or director of HealthTronics or any of its Affiliated Entities in accordance with that certain Agreement and Plan of Merger, dated as of June 11, 2004, by and between Prime and HealthTronics or the Article of Incorporation or Bylaws of HealthTronics (or related governing documents of its Affiliated Entities).

8. Company’s Right to Inventions. Biderman shall promptly disclose, grant and assign to HealthTronics for its sole use and benefit any and all discoveries, inventions, improvements, innovations, technical information and suggestions (including all data and records relating thereto) that relate to the Affiliated Entities’ business and were developed by Biderman while providing services to an Affiliated Entity and using Affiliated Entities’ property (collectively, “Know-how”) which Biderman has in the past discovered, invented, authored, conceived, developed, originated or acquired, whether or not patentable, copyrightable or reduced to writing. Such Know-how shall be the exclusive property of HealthTronics. Biderman shall assist HealthTronics, at HealthTronics’ expense, in obtaining, defending and enforcing HealthTronics’ rights therein.

9. Return of Property. Effective as of the Effective Date, Biderman agrees to end all further use of, and to immediately return to HealthTronics, all property of the Affiliated Entities including, without limitation, any property, assets or equipment furnished by an Affiliated Entity or created or prepared by Biderman, either alone or jointly with others. Without limiting the generality of the foregoing, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities, research and development, intellectual property or future plans of the Affiliated Entities that are collected by Biderman, including any and all copies or reproductions thereof, shall be delivered promptly to HealthTronics without request by it on the Effective Date.

10. Remedies. Biderman acknowledges and agrees that HealthTronics’ remedy at law for a breach or threatened breach of any of the provisions of Sections 4, 5, 6, or 7 hereof would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Biderman of any of the provisions of Sections 4, 5, 6, or 7 hereof it is agreed that, in addition to its remedies at law, HealthTronics shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting HealthTronics from pursuing any other remedies available to it for such breach or threatened breach.

11. Miscellaneous.

(a) No Assignment; Binding, Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by Biderman without the prior written consent of HealthTronics and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

(b) Amendments. This Agreement cannot be modified or amended except by a written agreement executed by all parties hereto.

(c) Waiver of Provisions; Remedies Cumulative. Any waiver of any term or condition of this Agreement must be in writing, and signed by all of the parties hereto. The waiver of any term or condition hereof shall not be construed as either a continuing waiver with respect to the term or condition waived, or a waiver of any other term or condition hereof. No party hereto shall by any act (except by written instrument pursuant to this Section), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power, privilege or remedy hereunder shall operate as a waiver thereof.

(d) Survival. All provisions of this Agreement which by their terms are intended to survive termination or expiration of this Agreement, including without limitation, Sections 4, 5, 6, 7, 8, 9, 10 and 11, shall survive such termination or expiration in accordance with their terms.

(e) Severability; Interpretation. It is expressly understood and agreed that although Biderman and HealthTronics agree that the restrictions contained in Sections 4 and 5 above are reasonable in scope, duration and territory, for the purpose of preserving HealthTronics’ and the other Affiliated Entities’ proprietary rights, business value as going concerns and goodwill, if a final judicial determination is made by a court having jurisdiction that the time or any other restriction contained in Sections 4 or 5 is an unenforceable restriction against Biderman, the provision containing such restriction shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

(f) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

(g) Counterparts. This Agreement may be executed in several counterparts or with counterpart signature pages, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

(h) Indemnification. Pursuant to the provisions of this Agreement, with respect to any payments made under this Agreement that are deemed subsequently in a finding by the IRS to be subject to excise tax imposed by IRC 4999 and pursuant to the provisions of 280G, any imposition of excise taxes with respect to such payments shall be the responsibility of HealthTronics or its successors or assigns and any resulting additional excise or income taxes created pursuant to such liability shall similarly be the responsibility of HealthTronics.

(i) Submission to Jurisdiction. Should a dispute arise regarding this Agreement, including but not limited to a breach of this Agreement, an alleged breach, or its enforceability, Biderman agrees that Texas is the sole and proper jurisdiction for the dispute.

[Signature page follows]

SIGNATURE PAGE TO

SEVERANCE AND NONCOMPETITION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective for all purposes as of the first date provided above.

HEALTHTRONICS: HEALTHTRONICS SURGICAL SERVICES, INC.

By:
Argil J. Wheelock Chairman of the Board and Chief Executive Officer

BIDERMAN:

Ted S. Biderman

S-1